UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2024

Green Giant Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GGE	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 28, 2024, Green Giant Inc. (the “Company”) received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications Staff (the “Staff”) notifying the Company of an additional deficiency notice of delisting under Nasdaq Listing Rule 5101. Nasdaq based its determination upon concerns raised by the Company’s issuance of future priced securities resulting in substantial dilution for its stockholders, and the Company’s violation of Nasdaq Listing Rule 5635(d), which requires shareholder approval prior to a 20% issuance at a price that is less than the minimum price, pursuant to a securities purchase agreement dated December 12, 2023.

The notice has no immediate impact on the Company’s listing and trading, as Nasdaq has granted the Company a hearing before the Nasdaq Hearings Panel (the “Panel”) which was held on April 4, 2024 (the “Hearing”) and any further action will be stayed pending the completion of the hearing process. There can be no assurance that the Panel will grant the Company’s request to demonstrate compliance of continued listing requirement or that the Company will be able meet the continued listing requirement during any compliance period or in the future. If the Panel does not grant the Company’s request to demonstrate compliance, its ordinary shares will be subject to delisting and the liquidity and marketability of the Company’s ordinary shares would be adversely affected.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a delisting notification.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2024	Green Giant Inc.

	By:	/s/ Yuhuai Luo
		Name:	Yuhuai Luo

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